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                                                                      Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 7, 1994, which appears on page F-9 of Campbell Soup Company's Annual Report on Form 10-K for the year ended July 31, 1994. We also consent to the incorporation by reference of our report dated April 15, 1994, which appears on page 2 of the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees annual report on Form 11-K for the year ended December 31, 1993.



PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania  19103

May 24, 1995